Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-100824, Form S-8 No. 333-109274, Form S-8 No. 333-110412 and Form S-8 No. 333-116268) pertaining to the Amended and Restated 1988 Stock Incentive Plan of Discovery Laboratories, Inc. and in the Registration Statements (Form S-3 No. 333-101666, Form S-3 No. 333-35206, Form S-3 No. 333-86105, Form S-3 No. 333-72614, Form S-3 No. 333-82596, Form S-3 No. 107836, Form S-3 No. 333-111360, Form S-3 No. 333-118595, Form S-3 No. 333-121297 and Form S-3 No. 333-122887) of Discovery Laboratories, Inc. and in the related Prospectuses of our reports dated March 11, 2005, with respect to the consolidated financial statements of Discovery Laboratories, Inc., Discovery Laboratories, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Discovery Laboratories, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

/s/ Ernst & Young LLP

March 11, 2005
Philadelphia, Pennsylvania